                                                                EXHIBIT 10.33


THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION IS AVAILABLE AND AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER IS DELIVERED TO SUCH EFFECT.


        Void after 5:00 p.m. New York, New York Time, on August 22, 2002.

                               WARRANT TO PURCHASE
                                    SHARES OF
                                  COMMON STOCK

                                       OF

                               PARK `N VIEW, INC.


         This is to certify that, FOR VALUE RECEIVED, ALEX. BROWN & SONS INCORPORATED or its registered assigns pursuant to Section (d) hereof ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from PARK `N VIEW, INC., a Delaware corporation (the "Company"), 97,753 fully paid, validly issued and nonassessable shares of Common Stock, par value $.01 per share ("Common Stock"), at the exercise price of $8.00 per share until August 22, 2002. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock are subject to adjustment from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares," and the exercise price for a share of Common Stock, as adjusted from time to time, is hereinafter sometimes referred to as the "Exercise Price."

         (a) EXERCISE OF WARRANT. The Warrant may be exercised in whole or in part at any time or from time to time until 5:00 P.M. New York time on August __, 2002 (the "Expiration Date"), provided, however, that if such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. The Warrant may be exercised by presentation and surrender to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto, duly executed (with signature guaranteed if required by the Company or, if any, its stock transfer agent) and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form and any applicable taxes. The purchase price for any Warrant Shares purchased pursuant to the exercise of this Warrant shall be paid in full upon such exercise in cash, by certified or bank check or by wire transfer of immediately


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available funds. Alternatively, this Warrant may be exchanged for Warrant Shares as described in Section (k) hereof. As soon as practicable after each such exercise of this Warrant, but not later than seven (7) business days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or the Holder's designee (subject to the terms of this Warrant). If the Warrant should be exercised in part only, the Company shall, upon surrender of the Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of the Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, together with the exercise price thereof and taxes as aforesaid in cash, by certified or bank check or by wire transfer of immediately available funds and the investment letter described below, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be physically delivered to the Holder. Each stock certificate so delivered shall be in such denomination as may be reasonably requested by the Holder hereof and shall be registered in the name of the Holder or such other name as shall be designated by the Holder (subject to the terms of this Warrant). The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section (a), except that, in case such stock certificates shall be registered in a name or names other than the name of the Holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable upon the execution and delivery of such stock certificate or certificates shall be paid by the Holder hereof to the Company.

         The Holder hereby agrees to exercise Warrant upon completion of a Series C Qualifying Offering (as defined in the Certificate of Designation relating to the Company's Series C Convertible Preferred Stock).

         In order to assure the availability of an exemption from registration under the federal or applicable state securities laws, the Company may condition the exercise of the Warrant upon the Holder delivering to the Company an investment letter in the form as customarily used by the Company from time to time in connection with the exercise of unregistered options and warrants issued by the Company. It is further understood that certificates for the Warrant Shares, if any, to be issued upon exercise of the Warrant may contain a restrictive legend in accordance with Section (j) hereof.

         (b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant. If any shares of the Common Stock are or become listed or quoted on any national securities exchange or The Nasdaq Stock Market (National Market) other than pursuant to a Series C Qualifying Offering, the Company shall also list the Warrant Shares, as the case may be, on such exchange or system, as the case may be, subject to notice of issuance.

         (c) FRACTIONAL SHARES. Fractional shares or scrip representing fractional shares may be issued upon the exercise of this Warrant. Alternatively, the Company may, at its option, with respect to any fraction of a share issuable upon any exercise hereof, pay to the Holder an amount in cash equal to such fraction multiplied by the greater of (i) the initial Exercise Price per share or (ii) the current market value of the shares of the Company's Common Stock. The current market value of a share of Common Stock shall be determined as follows:

                  (l) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on The Nasdaq Stock Market (National Market), the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system;

                  (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices for the Common Stock reported by the National Quotation Bureau, Inc., on the last business day prior to the date of the exercise of this Warrant; or

                  (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount reasonably determined by the Board of Directors of the Company.

         (d) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling (which may be reasonably requested by the Holder) the Holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to Section (j) hereof, the Holder may transfer or assign this Warrant, in whole or in part and from time to time. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed (with signature guaranteed, if required by the Company or its stock transfer agent) and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided into or combined with other Warrants which carry the same rights upon presentation at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged, and the term "Holder" includes any subsequent holder or holders of this Warrant or any warrant for which this Warrant is exchanged or into which it is divided. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction, of reasonable satisfactory indemnification, and upon surrender and


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


cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor, date and amount. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the original Warrant shall be at any time enforceable by anyone.

         (e)      RIGHTS OF THE HOLDER. Subject to the provisions of Section
(l), the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity (including, without limitation, any rights to dividends) and the rights of the Holder with respect to the shares of Common Stock purchasable pursuant to this Warrant are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

         (f) ANTI-DILUTION PROVISIONS. So long as this Warrant shall be outstanding, the Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  (1) In case the Company shall: (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) issue shares of Common Stock or securities convertible into Common Stock (other than shares of Common Stock issued upon: (A) conversion of outstanding shares of Series B Preferred Stock or Series C Preferred Stock, (B) exercise of warrants to purchase Common Stock outstanding as of August 22, 1997 or (C) exercise of any option granted or hereafter granted to any officer, director, employee, agent or consultant of the Company pursuant to a stock option plan approved by the Company's Board of Directors), for consideration less than the Exercise Price of this Warrant on the date of grant of such option; (iii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iv) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, then the Exercise Price in effect at the time of the record date for such dividend or distribution, the sale of such shares of Common Stock or the effective date of such subdivision, combination or reclassification (such dividend or distribution, sale of securities, subdivision, combination or reclassification, collectively a "Dilution Event") shall be proportionately adjusted as of the effective date of such Dilution Event by multiplying such Exercise Price by a fraction, the denominator of which shall be the outstanding number of shares of Common Stock determined on a fully-diluted basis immediately following such event and the numerator of which shall be the outstanding number of shares of Common Stock determined on a fully-diluted basis immediately prior thereto plus, in the case of an adjustment pursuant to clause
                  (ii), the number of shares of Common Stock that would be purchasable at the Exercise Price for the consideration per share being paid for the shares being issued. For example, if the Company declares a 2-for-1 stock split and the Exercise Price immediately prior to such event was $8.00 per share, the adjusted Exercise Price immediately after such event would be $4.00 per share. Such adjustment shall be made successively whenever any Dilution Event shall occur.

                  (2) Notwithstanding the provisions of paragraph (1) of this Section (f), in the event the Company issues shares of Common Stock or securities convertible into Common Stock, other than securities referenced in clauses (A), (B) and (C) of paragraph (1) of this Section (f), for consideration less than the Exercise Price of this Warrant on the date of issuance of such securities during the nine (9) month period beginning on the date of the initial closing of the sale of shares of Series C Convertible Preferred Stock of the Company to certain purchasers pursuant to a Stock Purchase Agreement, dated as of August 22, 1997, by and between the Company and each purchaser (the "Series C Stock Purchase Agreement"), the Exercise Price in effect on the date of issuance of such securities shall be adjusted so as to equal the per share consideration received by the Company in connection with such issuance.

                  (3) Whenever the Exercise Price payable upon exercise of this Warrant is adjusted pursuant to paragraphs (1) or (2) above, the number of Warrant Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to the Dilution Event by the Exercise Price in effect immediately prior to the Dilution Event and dividing the product so obtained by the Exercise Price, as adjusted pursuant to paragraphs (1) or (2).

                  (4) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $.05 in such price; provided, however, that any adjustments which by reason of this paragraph (f)(4) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder.

                  (5) Each computation required by this Section (f) for purposes of determining whether the Exercise Price shall be adjusted shall be performed by the Company's Chief Financial Officer.

                  (6) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice (certified as correct by the Company's Chief Financial Officer) setting forth the adjusted Exercise Price and adjusted number of Warrant Shares issuable upon exercise of this Warrant to be mailed to the Holder, at its address appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any.

                  (7) All calculations under this Section (f) shall be made to the nearest cent or to the nearest Warrant Share, as the case may be.

                  (8) In the event that, as a result of application of Section (i) of this Warrant, this Warrant shall become exercisable for securities other than the Common Stock, thereafter the number of shares of Common Stock receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section
                  (f).

                  (9) Irrespective of any adjustments in the Exercise Price or the number or kind of Warrant Shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant initially issued.


         (g) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, a certificate of the Company's Chief Financial Officer showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder or any holder of this Warrant, and the Company shall, forthwith after each such adjustment, mail, by certified mail, a copy of such certificate to the Holder or any such holder.

         (h) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall declare any dividend or make any distribution upon the Common Stock, or (ii) if the Company shall generally offer to the holders of the Common Stock, whether or not pursuant to any holders' right of first refusal with respect to the purchase of new securities issued by the Company, for subscription or purchase by them any shares of any class of the Company's capital stock or any other rights to purchase shares of the Company's capital stock, or (iii) if the Company proposes to register under the Securities Act of 1933, as amended, any shares of its Common Stock pursuant to one or more demand, piggyback or incidental registration rights granted to its stockholders, or (iv) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder of this Warrant, at least 10 days prior to the date specified in (x), (y) or (z) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or offer for subscription or purchase, (y) such reorganization, reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of the Common Stock or other capital stock of the Company shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, or
(z) the date by which holders of the Common Stock or other capital stock of the Company must elect to participate in the registration of securities pursuant to clause (iii) above, or purchase securities by the Company pursuant to the offering referred to in clause (ii) above.

         (i) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, conversion or capital reorganization of outstanding shares of the Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which merger the Company is the continuing corporation and which does not result in any reclassification or capital reorganization of outstanding shares of Common Stock of the Company issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification or capital reorganization and consolidation, merger, sale or conveyance which would have been deliverable to the Holder of this Warrant on the effective date of the reclassification, reorganization or merger had the Holder exercised the Warrant immediately prior to the event described in this Section (i). Any such provision shall include provision for subsequent adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications or capital reorganizations of shares of the Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of paragraph (1) of Section (f) hereof.

         (j)     SECURITIES LAW COMPLIANCE.

                 (1) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell, transfer, assign or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the "Act"), or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                 (2) If deemed necessary by counsel to the Company, this Warrant, and all Warrant Shares issued upon exercise hereof shall be stamped or imprinted with legends setting forth the restrictions on transfer arising under applicable federal and state securities laws.


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


         (k)      RIGHT TO CONVERT WARRANT INTO COMMON STOCK.

                  (1) Right to Convert. As an alternative to payment of the Exercise Price in cash, the Holder shall have the right at any time and from time to time to convert this Warrant into shares of Common Stock (the "Conversion Right"). Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price or of any other cash or other consideration) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of this Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price in effect immediately prior to the exercise of the Conversion Right from the aggregate fair market value of the shares of Common Stock issuable upon exercise of this Warrant immediately prior to the exercise of the Conversion Right) by
                  (y) the fair market value of one share of Common Stock immediately prior to the exercise of the Conversion Right. For purposes hereof, the fair market value of a share of Common Stock shall be the greater of (i) a price per share of Common Stock equal to the initial Exercise Price or (ii) the current market value of the shares of the Company's Common Stock as determined in accordance with Section (c) hereof.

                  (2) Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right. Certificates for the shares of Common Stock issuable upon exercise of the Conversion Right shall be delivered to the Holder within five (5) days following the Company's receipt of this Warrant together with the aforesaid written statement.

         (l) ADDITIONAL RIGHTS OF THE HOLDER. So long as this Warrant shall be outstanding, the Holder shall (i) be entitled to registration, co-sale, pre-emptive and similar rights with respect to the shares of Common Stock purchasable hereunder, (ii) be obligated under certain circumstances to sell a portion of the shares of Common Stock purchasable hereunder, and (iii) be entitled to receive various financial and related information from the Company, each to the same extent as those purchasers purchasing shares of the Company's Series C Preferred Stock pursuant to the Series C Stock Purchase Agreement.

         (m)      REPRESENTATIONS OF THE HOLDER.

                  (i) The Holder hereby represents and warrants to the Company that it has substantial knowledge, skill and experience in making investment decisions of the type represented by this Warrant and the Warrant Shares, it is capable of evaluating the risk of its investment in this Warrant and the Warrant Shares and is able to bear the economic risk of such investment, including the risk of losing the entire investment, that it is acquiring this Warrant and the Warrant Shares for its own account, and that this Warrant and the Warrant Shares are being acquired by it for investment and not with a present view to any distribution thereof in violation of applicable securities law. If the Holder should in the future decide to dispose of any of this Warrant and the Warrant Shares, it is understood that it may do so only in compliance with the Act and appliance state securities laws. The Holder represents and warrants that it is an "accredited investor" as defined in Rule 501(a) under the Act.

                  (ii) The Holder understands that (i) this Warrant and the Warrant Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration requirements of the Act, (ii) this Warrant and the Warrant Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Act and applicable state securities laws or is exempt from such registrations (and evidence satisfactory to the Company is provided by such Holder of the availability of such exemptions, including the delivery to the Company of opinions of counsel to such Holder, which opinions and counsel is satisfactory to the Company), and (iii) this Warrant and the Warrant Shares may bear a legend to such effect.

         (n) AMENDMENTS. Neither the Warrant nor any term hereof may be changed, waived, discharged or terminated without the prior written consent of the Holder.

         (o) NO IMPAIRMENT. The Company will not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of any Holder.

         (p) GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware.

         (q) NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, addressed (a) if to the Holder; to Alex. Brown & Sons Incorporated, One South Street, Baltimore, Maryland 21202, Attention: Richard M. Berkeley, Managing Director, and Robert P. Irwin, Principal, or (b) if to the Company, to Park `N View Corporation, 3403 NW 55th Street, Building 10, Ft. Lauderdale, Florida 33309, Attention: Ian Williams, President and Chief Executive Officer, or at such other address as the Company shall have furnished to the Holder in writing.

         IN WITNESS WHEREOF, Park `N View Corporation has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  August __, 1997

                               PARK `N VIEW CORPORATION

                               By:  /s/ Ian Williams
                                  -----------------------------------------
                               Name:   Ian Williams
                               Title:  President and Chief Executive Officer

                                  PURCHASE FORM


                                                      Dated _____________, ____

         The undersigned hereby irrevocably elects to exercise its rights pursuant to this Warrant to the extent of purchasing ________________ shares of Common Stock of Park `N View Corporation, and hereby makes payment of $________________, in cash, in payment of the exercise price thereof.

         The undersigned hereby irrevocably elects to exercise its rights pursuant to this Warrant to the extent of purchasing ____ shares of Common Stock and hereby authorizes you to deliver such shares of Common Stock for sale to ________________, and to retain from the proceeds of such sale
$________________, in cash, in payment of the exercise price thereof and to remit to the undersigned the balance of such proceeds.


                        --------------------------------


                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name

-------------------------------------------------------------------------------
                  (Please typewrite or print in block letters)


Address
       ------------------------------------------------------------------------


Signature
         ----------------------------------------------------------------------

                                 ASSIGNMENT FORM


         FOR VALUE RECEIVED, ______________________________________ hereby sells, assigns and transfers unto

Name
    ---------------------------------------------------------------------------
                  (Please typewrite or print in block letters)

Address
       ------------------------------------------------------------------------


the right to purchase Common Stock of Park `N View Corporation (the "Company"), represented by this Warrant to the extent of __________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint as Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date                 ,
    -----------------  -----

Signature
         ------------------------------